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                                                                    EXHIBIT 10.2

                                     FORM OF
                           RESTRICTED STOCK AGREEMENT
                          GAYLORD ENTERTAINMENT COMPANY
                  1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN


            This RESTRICTED STOCK AGREEMENT (the "Agreement") is by and between Gaylord Entertainment Company, a Delaware corporation (the "Company"), and ___________ (the "Grantee"), pursuant to the Company's 1997 Omnibus Stock Option and Incentive Plan (the "Plan").

            SECTION 1. Restricted Stock Award. Effective ______ the Grantee was awarded the right to receive _____ shares (the "Restricted Stock") of the Company's Common Stock, Par Value $ .01 per share (the "Common Stock"), subject to the terms and conditions of this Agreement and the Plan.

             SECTION 2. Vesting of the Award. The Grantee shall become vested in the number of shares of Restricted Stock set forth in Section 1 above (such number of shares referred to herein as the "Vested Stock") as follows: ____ shares shall vest on ____, the first anniversary date hereof, ____ shares shall vest on ____, the second anniversary date hereof; ____ shares shall vest on ____, the third anniversary date hereof; and ____ shares shall vest on ____, the fourth anniversary date hereof. The vesting of the shares is also dependent upon the absence of an Act of Forfeiture on or before the Vested Date. For purposes of this Agreement, "Act of Forfeiture" means termination of the Grantee's employment with the Company for any reason prior to any Vested Date, subject to
Section 5(b) below.

            SECTION 3. Distribution of Vested Stock. Shares of Vested Stock will be distributed to the Grantee as soon as practicable after the Vested Date. Notwithstanding the foregoing, if the Grantee's employment is terminated under the circumstances set forth in Section 5(b), the Restricted Stock awarded hereunder will be distributed to the Grantee (or Grantee's estate or legal representative) as soon as practicable after Grantee's termination of employment.

            SECTION 4. Voting Rights and Dividends. Prior to the distribution of the Vested Stock, certificates representing shares of the Restricted Stock will bear an appropriate legend in accordance with Section 10(b) of the Plan and will be held by the Company, as escrow agent, in the name of the Grantee. The Company will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Stock and receive dividends thereon. Notwithstanding the foregoing, no voting or dividend rights shall inure to the Grantee following an Act of Forfeiture.

            SECTION 5. Termination.

                        (a) In the event that the employment of Grantee shall
            terminate (other than by reason of death or disability) prior to the Vested Date, such termination shall be considered an Act of Forfeiture.


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                        (b) If the Grantee dies while employed by the Company or
            if the Grantee's employment is terminated by reason of Disability, with respect to the shares of Restricted Stock, the Vested Date as to all of the shares of the Restricted Stock shall be the date of such death or Disability.

            SECTION 6. Tax Election. The Grantee may, but is not required to, elect to apply the tax rules of Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to the issuance of the Restricted Stock. If the Grantee makes an affirmative election under 83(b) of the Code, the Grantee will notify the Company within 90 days after making such election.

            SECTION 7. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Plan. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

            SECTION 8. Miscellaneous.

                  8.1 Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement or the Plan.

                  8.2 Employment. By establishing the Plan, granting awards under the Plan, and entering into this Agreement, the Company does not give the Grantee any right to continue to be employed by the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan. None of the provisions of this Agreement or the plan will interfere with or limit the right of the company to terminate the Grantee's employment at any time.

                  8.3 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                  8.4 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same agreement.

                  8.5 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company and, if to the Grantee, to the Grantee's last known address on the personnel records of the Company.

                  8.6 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such




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change is not to the Grantee's benefit. Nevertheless, the Committee shall have the authority to cancel all or any portion of any outstanding restrictions prior to the Vested Date with respect to any or all of the shares of the Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

                  8.7 Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the Restricted Stock nor this Agreement is transferable prior to the Vested Date other than by will or by the laws of descent and distribution.

                  8.8 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.

                  8.9 Change in Control. Upon the occurrence of any of the events described in Section 13(c) of the Plan, (a) all restrictions under the Plan and the Agreement with respect to the Restricted Stock, including the restriction on transfer set forth in Section 8.7 hereof, shall automatically expire and be of no further force or effect, (b) an "Acceleration Date" as defined in Section 13(c) of the Plan shall be the "Vested Date" for all purposes hereunder, and (c) notwithstanding the schedule set forth on Exhibit A hereto, the number of shares of Vested Stock shall equal the total number of shares of Restricted Stock subject to this Agreement.

         IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of _________.


GRANTEE:                               GAYLORD ENTERTAINMENT COMPANY


______________________________         By: _____________________________________
                                           Carter R. Todd, Senior Vice President
                                           and Secretary